UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): February 7, 2005


                           DCI USA, INC.
     (Exact name of registrant as specified in its charter)

          Delaware               000-31143                22-3742159
(State or other jurisdiction   (Commission              (IRS Employer
    of incorporation)           File Number)         Identification No.)

                        231 Norman Avenue
                    Brooklyn, New York 11222
            (Address of principal executive offices)


                          718-383-5255
      (Registrant's telephone number, including area code)


                            _________
  (Former name or former address, if changed since last report)
Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed by DCI USA, Inc. on December 16, 2004, we entered into, among other agreements, a Securities Purchase Agreement and two Registration Agreements with Cornell Capital Partners, L.P. Pursuant to the terms of these agreements, we agreed to register the shares of common stock issuable to Cornell Capital upon the conversion of the 8% Secured Convertible Debenture (the "Debenture"), the 200,000 shares of Series A Preferred Stock issued to Cornell and the $5,000,000 of shares we have the right to sell to Cornell pursuant to the terms of the Standby Equity Distribution Agreement. We also agreed that upon the initial filing of the registration statement with the Securities and Exchange Commission, we would issue to Cornell another 8% Secured Convertible Debenture in the principal amount of $250,000 on the same terms and conditions as their current Debenture.

As of February 7, 2005, Cornell agreed to terminate our obligation to register the shares issuable to Cornell pursuant to the Debenture provided that we register with the SEC as a business development company pursuant to the Investment Company Act of 1940 prior to March 7, 2005. After such election and the approval of our shareholders, we can issue to Cornell upon conversion of the Debenture shares of common stock pursuant to the exemption from registration provided by Regulation E. This is conditional on us being in a position to issue said shares prior to April 7, 2005.

Cornell further agreed that upon us becoming a business development company, Cornell will advance us gross proceeds of $125,000 in consideration for the issuance of a convertible debenture. Upon becoming a business development company Cornell will advance us an additional $125,000. The terms of these debentures will be identical to the Debenture, other than the fact that they are convertible into Regulation E shares.

For all the terms and conditions of the Letter Agreement between Cornell and us, reference is hereby made to such agreement annexed hereto as Exhibit 10.41. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Section 8 - Other Events
Item 8.01 Other Events.

On February 11, 2005, we filed to become a business development company, regulated pursuant to the Investment Company Act of 1940. Through the BDC structure, we will essentially be an investment and management consulting company. We intend to invest in growth businesses and intend to provide significant management expertise, corporate finance capabilities and leadership to the companies which become our portfolio companies.

Effective as of February 11, 2005, the following individuals were appointed as independent directors of DCI USA, Inc.: Zvika Greengold, Michael Gibbs, Marc Narboni, Gregory Bitterman and Seth Yakatan. These individuals will serve as board members until their earlier resignation, dismissal or election by the stockholders of their successors.

As of February 10, 2005, we issued shares of common stock to the individuals listed below in consideration for past services rendered to us: Jonathan Rigbi-2,000,000 shares; David Yerushalmi
- 1,350,000 shares; Jonathan Ofir - 1,350,000 shares; Adam Ofek - 1,350,000 shares; Sam Klepfish-500,000 shares; and David Lubin-525,000 shares, Meir Adiv - 100,000 shares. In addition, each of the newly-appointed independent directors will be entitled to receive an aggregate of 125,000 shares of common stock; these shares will vest pro ratably over the next 2 years, commencing three months from the date of issuance and continuing every quarter thereafter, provided that such person is a director at such time.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
  (a)  Financial Information.   Not applicable
  (b)  Pro forma financial information.   Not applicable
  (c)  Exhibits
     Exhibit 10.41 Letter Agreement dated as of February 7, 2005 between DCI USA, Inc. and Cornell Capital
                    Partners, LP

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DCI USA, INC.
                                        (Registrant)

                                        By: /s/ Adam Ofek
                                        Adam Ofek, President



Date:  February 14, 2005